Exhibit 4.19

[Translation of Chinese Original]

No. 2 Supplemental Agreement to Share Pledge Agreement

Dated on June 20, 2008

Party A: Beijing Super TV Co., Ltd.

Registered Address: Room 406, Floor, Building B, 5-2, Jing-Meng Hi-Tech Mansion, Shangdi East Road, Haidian District, Beijing

Party B: Wei Gao

Domicile Address: Room 307, Unit 3, Building A7, No. 11, Fucheng Road, Haidian District, Beijing

Party C: Junming Wu

Domicile Address: 2-8-804, Quarters of Chinese Academy of Social Sciences, Guanghui Nanli, Chaoyang District, Beijing

Whereas,

1.	Party A and Li Yang (identification card number: 110105690427082) have entered the Share Pledge Agreement (Attachment 1) on September 1, 2005;

2.	Party A, Party B, and Li Yang (identification card number: 110105690427082) have entered the Supplemental Agreement to Share Pledge Agreement (Attachment 2) on August 18, 2007;

3.	Party B intends to transfer all the shares pledged to Party A in accordance with the Share Pledge Agreement and the Supplemental Agreement to Share Pledge Agreement to Party C;

4.	Party B intends to enter into the Equity Transfer Agreement (Attachment 3) with Party C; and

5.	Party B intends to transfer all rights and obligation in the Share Pledge Agreement and the Supplemental Agreement to Equity Pledge Agreement in general to Party C;

NOW THEREFORE, the parties through friendly consultation agree as below:

I.
Party B agrees to transfer all rights and obligation under the Share Pledge Agreement and the Supplemental Agreement to Share Pledge Agreement to Party C and Party C agrees to accept all rights and obligation under the same of Party B.

II.
Party A understands and agrees Party B to transfer all rights and obligation under the Share Pledge Agreement and the Supplemental Agreement to Share Pledge Agreement to Party C, who will be a party to such agreements after this Agreement becomes effective; Party A shall not require Party B to continue the rights and obligation under such agreements, and Party B shall not claim for the continuation of rights and obligations under the same.

III.	This Agreement shall be effective upon the even date of the Equity Transfer Agreement (Attachment 3). (Attached is the signature page.)

(No text in this page. This is the signature page of Beijing Super TV Co., Ltd., Wei Gao, and Junming Wu for the execution of the Supplemental Agreement to Share Pledge Agreement.)

Beijing Super TV Co., Ltd.
(Seal)
Legal representative (or duly authorized representative): /s/ Jianhua Zhu

Wei Gao
Signature: /s/ Wei Gao

Junming Wu
Signature: /s/ Junming Wu

Attachment 1:  Share Pledge Agreement (omitted)

Attachment 2:  Supplemental Agreement to Share Pledge Agreement (omitted)

Attachment 3:  Equity Transfer Agreement (omitted)